                                                                   Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
           --------------------------------------------------------

                        FORM 10-QSB SEPTEMBER 30, 1998
                        ------------------------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended September 30, 1998:


         Net loss                                                                                  $          (71,000)
         Add:    Loss on sale of investment in Local Limited Partnership                                       23,000
                 Collections from note receivable                                                              70,000
                 Distribution received from Local Limited Partnership                                         150,000
         Less:   Equity in net loss of Local Limited Partnership                                              (21,000)
                 Cash to reserves                                                                            (151,000)
                                                                                                    ------------------
         Cash Available for Distribution                                                            $              --
                                                                                                    ==================

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1998:

              Entity Receiving             Form of
                Compensation            Compensation          Amount
              ----------------          ------------          ------

             None

                                   12 of 12